                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ON2.COM INC.
                    ---------------------------------------
             (Exact name of registrant as specified in its charter)
                    (FORMERLY APPLIED CAPITAL FUNDING, INC.)

                 Colorado                               84-1280679
----------------------------------------   -------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     375 Greenwich Street, New York, NY                   10013
--------------------------------------------  ----------------------------------
  (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class               Name of each exchange on which
           to be so registered               each class is to be registered

              Common Shares                     American Stock Exchange
------------------------------------  ------------------------------------------
If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A

-------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the registrant's common shares (the "Common Shares") to be registered hereunder is incorporated by reference from the description of such shares contained in registrant's Registration Statement on Form 10-SB filed on October 3, 1997 (Commission File No. 000-23171) in the section entitled "Item 8: Description of Securities," as amended by the registrant's Amendment No. 1 to Form 10-SB filed on April 7, 1998 (Commission File No. 000-23171). This registration statement will incorporate by reference the description of the Common Shares contained in any prospectus or supplement related to such shares subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

         No exhibits are required to be filed with this Registration Statement.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 21st day of June, 1999.

                                       ON2.COM INC.



                                       By:      /s/ David Silver
                                          --------------------------------------
                                          David Silver, Chief Operating Officer